UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2013

City National Corporation
 (Exact name of registrant as specified in its charter)
Delaware	1-10521	95-2568550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City National Plaza 555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)
(213) 673-7700
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 31, 2013, City National Corporation (the “Company”) issued a press release announcing that the Company priced a public offering of $100 million in 6.750% Fixed Rate/Floating Rate Noncumulative Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information furnished in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press release dated October 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

City National Corporation
October 31, 2013	/s/ Christopher J. Carey Christopher J. Carey Executive Vice President and Chief Financial Officer (Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

Number	Description
99.1	Press release dated October 31, 2013.